UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A.
601 Travis, Floor 16
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units of Beneficial Interest	ROYT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01  Regulation FD Disclosure.

On November 15, 2019, The Bank of New York Mellon Trust Company, N.A., the trustee (the “Trustee”) of Pacific Coast Oil Trust (the “Trust”), engaged Martindale Consultants, Inc. (“Martindale”), a provider of analysis and compliance review services to the oil and gas industry, to perform an independent review of the estimated future plugging and abandonment costs that Pacific Coast Energy Company, LP, the sponsor of the Trust (“PCEC”), has provided to the Trustee as previously disclosed in the Trust’s Current Report on Form 8-K filed on November 13, 2019. The Trustee also intends to engage an accounting expert or firm to advise the Trustee regarding the accruals that the Trustee understands PCEC intends to book relating to the future plugging and abandonment costs estimated by PCEC.

As previously disclosed, NewBridge Resources Pacific LLC, which is wholly owned by NewBridge Resources Group LLC, which is owned 50% by Scott Y. Wood and 50% by K4 Oil LLC, recently acquired Pacific Coast Energy Holdings LLC (“PCEH”).  PCEH is the sole member of the general partner of Pacific Coast Energy Company, LP (“PCEC”).  PCEC is therefore now indirectly controlled by NewBridge Resources Group LLC, which is owned 50% by Scott Y. Wood and 50% by K4 Oil LLC. PCEC, which owns the oil and natural gas properties in which the Trust owns certain net profits and royalty interests conveyed by PCEC, is required to provide to the Trust such accounting, bookkeeping and informational services and other services necessary for the preparation of the reports the Trust is required to file with the Securities and Exchange Commission (the “SEC”).

Units of beneficial interest in the Trust (“Units”) are traded on The New York Stock Exchange (“NYSE”). Eligibility to continue trading on the NYSE depends on, among other things, the trading price of the Units.  If the 30 trading day average price as calculated by the NYSE drops below $1.00, the NYSE will consider the Trust below compliance with one of the NYSE price standards for continued listing.  The NYSE provides a six-month cure period from the date on which it provides notification of any such noncompliance to the Trust.  However, the NYSE also would take action to immediately suspend and delist the Units without any possibility of a cure period if the Units trade at a level viewed to be abnormally low (absolute price / intraday trading; not a 30-day trading average). While the NYSE rule does not contain a definition of “abnormally low,” the NYSE  historically has viewed a price level below $0.16 to be the point at which the NYSE typically takes immediate action.

If the Units are delisted by the NYSE, the Trustee expects that the Units would begin trading on the OTC Pink Market, which is operated by OTC Markets Group Inc. (“OTC Pink”). To be quoted on OTC Pink, a market maker must first sponsor the security and comply with SEC Rule 15c2-11. OTC Pink is a significantly more limited market than the NYSE, and the quotation of the Units on OTC Pink rather than on the NYSE could result in a less liquid market available for existing and potential Unitholders and could further depress the trading price of the Units.  If the Units are delisted by the NYSE, there would be no assurance that an active market in the Units would develop on OTC Pink, or that broker-dealers would continue to provide public quotes of the Units on this market.  Further, there is no assurance that the Units would begin trading on the OTC Pink Market at all or continue to do so in the future.

On November 18, 2019, the Trust issued a press release announcing the engagement of Martindale and other matters discussed in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated November 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: November 18, 2019	By:	/s/ Sarah Newell
Sarah Newell
Vice President